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                                                                Exhibit 10(e)


                           PROTECTIVE LIFE CORPORATION
                           DEFERRED COMPENSATION PLAN
               FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY


1.       Eligibility and Purpose

         Each member of the Board of Directors (the "Board") of Protective Life Corporation (the "Company") who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Protective Life Corporation Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan"). Any member of the Board who elects to participate in the Plan ("Director") shall thereby defer the receipt of all or any portion of the annual retainer (except any voluntary contributions to the Company's Political Action Committees paid out of such retainer), meeting and committee fees payable by the Company to such Director for serving as a member of the Board or one or more of its committees (the "Deferrable Compensation").

2.       Deferral of Compensation

         A Director may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company prior to the first day of the calendar year for which the election is to be effective or at such other time and subject to such other conditions as the Company shall determine, provided, that, any such election shall be applicable only to Deferrable Compensation with respect to which the Director, at the time of election, has no current right to receive. In the calendar year that a Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of the Deferrable Compensation, provided that the election form is delivered to the Company within thirty (30) days after the Director first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Deferrable Compensation earned after the effective date of the election. The amount of Deferrable Compensation deferred shall be paid or distributed to the Director in accordance with the provisions of Section 5 or Section 6, below.

3.       Deferred Compensation Account

         The Company shall establish a deferred compensation account (the "Account") for the Director. As of the date payments of Deferrable Compensation otherwise would be made to the Director, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Director has elected to defer.

4.       Cash or Stock Election

         (a) As of the date payments of Deferrable Compensation otherwise would be made to the Director, the amount due the Director shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Director shall elect.



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         (b) If a cash  allotment  is elected in whole or in part,  the  Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Director's service and after the Director's death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6, below. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as reported on the Bloomberg financial news system. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

         (c)(1) If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $0.50 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time).

         (2) The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

         (3) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority


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of the Continuing  Directors (as defined in Protective Life Corporation's Rights
Agreement, as in effect from time to time).

5.       Distribution

         (a) Except as otherwise provided in the Plan, at the Director's election, the balance in the Account shall be paid out to the Director commencing on the date which the Director has specified on his or her election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Director's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be in a form prescribed by the Company and received by the Company at least six months prior to such Director's retirement as Director of the Company and prior to the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Director.

         (b) Notwithstanding the provisions of Section 5(a), in the event the Director ceases to hold office as a member of the Board, other than after a Change in Control (as defined in Section 6(a) below) or due to such Director's retirement from the Board, prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum.

         (c) In the event of the death of the Director prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum to

     (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Director may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

     (ii) the beneficiary (or beneficiaries in such proportions as) the Director may have designated by will or,if no beneficiary is designated,

     (iii) the legal representative of the Director's estate.

         In the event a Director becomes disabled, the payment commencement date and/or payment schedule with respect to a balance in a Director's Account may be accelerated by the Board Structure and Nominating Committee (or its designee) in its sole discretion.

         (d) The  provisions  of the Plan shall apply to and be binding upon the
beneficiaries,   distributees  and  personal   representatives   and  any  other
successors in interest of the Director.

         (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock;

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fractional  shares  shall be paid in cash in an  amount  equal to the  number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

         (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

6.       Acceleration of Distribution

         (a)      "Change in Control" is:

                  (1) a transaction or acquisition as identified in Protective Life Corporation's Rights Agreement, as in effect from time to time; or

                  (2) approval by the Board of (i) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 15% or more of the combined voting power of the continuing or surviving corporation;
(ii) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company; or (iii) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that, if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

         (b) Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after or in connection with the occurrence of such Change in Control either of the following events occurs:

                  (1) the Director ceases to hold office as a member of the Board;

                  (2)     the Plan is terminated; or

                  (3)     the Company's capital structure is changed materially;

then the balance in the Account shall be payable in a lump sum to the Director as soon as practicable after January 1 of the following calendar year unless such Director completes a new election form prior to the end of the current calendar year, determining the method and timing of election, provided, that, no such election shall cause a distribution to occur earlier than the calendar year following such election. If payment is payable in a lump sum, such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.



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         (c) Distribution  shall be in accordance with Sections 5(b), 5(c), 5(d)
and 5(e), above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

         (d) The Company shall promptly reimburse the Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

         (e) This Section 6 may not be amended or modified after the occurrence of a Change in Control.

7.       Miscellaneous

         (a) Except as provided in 6(b) above, the election to defer Deferrable Compensation, including, but not limited to, the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, shall be irrevocable as to amounts earned following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts earned in a subsequent time period is delivered to the Company not later than ten (10) days preceding the first day of the calendar month to which such change or revocation is applicable.

         (b) Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Director shall be those of an unsecured general creditor of the Company.

         (c) The interest of the Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign the Director's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Director's death.

         (d) Except as provided in Section 6, above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Director immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6, above.



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         (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director may have been elected or shall prevent the removal of such Director.

         (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

         (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Director prior to payment of such amounts from his Director's Account, such amounts shall be immediately paid to such director, notwithstanding his elections pursuant to
Section 2.